UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

QUESTCOR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

California	001-14758	33-0476164
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Kellogg Drive, Suite D, Anaheim, California		92807
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 786-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operation and Financial Condition.

Questcor Pharmaceuticals, Inc. (the “Company”) is providing the following update regarding its business. The operating metrics discussed below relate to the Company’s primary product, H.P. Acthar ® Gel (repository corticotropin injection) (“Acthar”), and are based on the most recent data available to the Company at the time of this filing.

Acthar Prescriptions

	Paid Prescriptions July 2012	Scripts per Business Day* July 2012	Paid Prescriptions August 2012	Scripts per Business Day* August 2012	Paid Prescriptions September 2012**	Scripts per Business Day* September 2012**
Nephrotic Syndrome (NS)	108	5.1	119	5.2	105-110	5.5-5.8
Multiple Sclerosis (MS)	376	17.9	508	22.1	400-410	21.1-21.6
Infantile Spasms (IS)	39	1.9	37	1.6	25-30	1.3-1.6
Dermatomyositis/Polymyositis (DM/PM)	1	0.0	15	0.7	11-13	0.6-0.7
Other Rheumatology Indications	3	0.1	1	0.0	5-7	0.3-0.4
Total Rheumatology Indications	4	0.2	16	0.7	16-20	0.9-1.1

*	Business days are defined as days in which the Company’s distributor conducts business. There were 21 business days in July, 23 business days in August and 19 business days in September.
**	Preliminary; subject to adjustment.

Patients with serious, difficult-to-treat medical conditions continue to have access to Acthar, through commercial insurance, Medicare, Medicaid and other government programs as well as through our free drug program. We continue to position Acthar as an appropriate treatment alternative for patients when other FDA-approved therapies have not provided the intended treatment outcome, and for such patients insurance coverage for Acthar remained favorable in September 2012. As the Company has disclosed in previous filings with the Securities and Exchange Commission, our ability to generate net sales is affected by the availability of third-party reimbursement for Acthar, and our ability to generate net sales will be diminished if third-party payors do not maintain an adequate level of reimbursement for Acthar.

The Company’s monthly and quarterly vial shipments continue to be subject to significant variation due to the size and timing of individual orders received from Questcor’s distributor. The number of business days in a period can also have an impact on the number of paid prescriptions, shipped vials and other metrics. The timing of when these orders are received and filled can significantly affect net sales and net income in any particular quarter. The Company believes that investors should consider the Company’s results over several quarters when analyzing the Company’s performance.

Shipped Acthar Vials

Net sales of Acthar are derived from the Company’s sales of vials to CuraScript Specialty Distributor (“CuraScript SD”). During September 2012, Questcor shipped a total of 1,740 vials of Acthar to CuraScript SD. This figure includes vials for which the Company established reserves for future Medicaid and other government program rebates and chargebacks, but does not include vials related to the Company’s patient assistance program. The relationship between vials shipped, net sales and prescriptions can change from period to period due to several factors including the following:

•

changes in the Company’s reserve percentage for Medicaid and other government programs. The Company’s total sales reserve percentage is primarily driven by its Medicaid reserve percentage, which exhibits significant quarterly volatility.

•

changes in distribution channel inventory levels from period to period. The Company believes that distribution channel inventory remained within its normal historic range as of September 30, 2012. The Company’s monthly and quarterly vial shipments continue to be subject to significant variation due to the size and timing of individual orders received from Questcor’s distributor. The timing of when these orders are received and filled can significantly affect net sales and net income in any particular quarter. The Company believes that investors should consider the Company’s results over several quarters when analyzing the Company’s performance.

•

changes in the number of vials per script for each indication, the number of vials shipped in the most recent period in connection with prescriptions written in previous periods, and the number of vials that could be shipped in future periods in connection with prescriptions written in the most recent period.

Share Repurchase Program and Balance Sheet Information

The Company has not repurchased any shares since the filing of the Company’s Form 8-K on September 7, 2012. On September 28, 2012, the Company announced that our Board of Directors has increased the Company’s common stock repurchase program authorization to 7 million shares. This authorization includes the 3.2 million shares that were remaining under the prior authorization.

On September 28, 2012, the Company also announced that our Board of Directors has adopted a policy to pay a regular quarterly dividend in such amounts as the Board of Directors may determine from time to time. The Company also announced that our Board of Directors has declared an initial quarterly cash dividend of $0.20 per share to all shareholders of record at the close of business on October 31, 2012, which is payable on November 15, 2012. The Company has been notified that NASDAQ has established an “ex-dividend” date for the Company’s shares of common stock of October 29, 2012, meaning that investors who purchase shares of our common stock on or after October 29, 2012 would not be entitled to the dividend for which the record date is October 31, 2012.

The Company is also providing the following unaudited balance sheet information as of October 2, 2012:

•	Cash, cash equivalents and short-term investments: $116.0 million.

•	Accounts receivable: $61.5 million.

Important Information Regarding Prescriptions and Net Sales

End-user demand for Acthar results from physicians writing prescriptions to patients, currently primarily for the treatment of NS, MS, IS and DM/PM. The number of paid prescriptions for Acthar in each therapeutic area is volatile and the Company believes that investors should consider the Company’s results over several quarters when analyzing its performance. Physicians do not purchase Acthar for resale to patients. Instead, patients purchase Acthar directly from specialty pharmacies after receiving a prescription and, typically arranging for third party reimbursement (government or commercial insurance) – often after satisfying a prior authorization requirement imposed by their insurance carrier.

Net sales of Acthar are derived from the Company’s sales of vials to CuraScript SD, which in turn sells Acthar primarily to specialty pharmacies. These specialty pharmacies place orders to CuraScript SD based on their respective levels of prescription filling activity related to Acthar and their respective inventory practices.

Recommended treatment regimens among physicians prescribing Acthar vary within each therapeutic area. Due to various factors, including inventory levels at both the specialty pharmacies and at CuraScript SD, the duration of treatment regimens and the timing of the placement of refill prescription orders, there is typically a delay between changes in prescription levels and changes in the levels of orders the Company receives from CuraScript SD. Additionally, physician-recommended treatment regimens, and patient compliance with treatment regimens, may vary over time.

The Company’s ability to accurately determine the number of prescriptions is subject to the following important notes:

(1) Because Acthar prescriptions are filled at specialty pharmacies, the Company does not receive complete information regarding either the number of prescriptions or the number of vials by therapeutic area for all of the patients being treated with Acthar. However, the Company is able to monitor trends in payer mix and areas of therapeutic use for new (non-refill) Acthar prescriptions based on data the Company receives from its reimbursement support center. The Company estimates that over 90% of new Acthar prescriptions are processed by this support center, but believes that very few refill prescriptions are processed there.

(2) In this Form 8-K, the terms “Nephrotic Syndrome,” “Multiple Sclerosis,” “Infantile Spasms,” “Dermatomyositis/Polymyositis” and “Rheumatology,” and their abbreviations, refer to the on-label indications for Acthar associated with such conditions. Investors should refer to the FDA approved Acthar label, which can be found at http://www.acthar.com/files/Acthar-PI.pdf. Prescription figures include related conditions for each therapeutic area. Related conditions are diagnoses that are either alternative descriptions of the medical condition or are closely related to the medical condition referenced above. For example, a prescription for “Demyelinating disease of the central nervous system” would be included as an MS-related condition for purpose of the prescription information provided above. About 5% of the prescriptions referenced are for related conditions.

(3) A new prescription may or may not represent a new patient or a new therapy for the patient receiving the prescription. The Company uses business rules to determine whether a prescription should be classified as new for counting purposes. From time to time, the Company may modify these rules.

Update Regarding Government Investigation and Shareholder Litigation

On September 21, 2012, the Company became aware of an investigation by the United States Attorney’s Office for the Eastern District of Pennsylvania (the “USAO”) regarding the Company’s promotional practices. Following our September 24, 2012 announcement of this investigation, we received a subpoena from the USAO for information relating to our promotional practices. The Company is fully cooperating with the USAO.

On September 26, 2012, a putative class action lawsuit was filed against the Company and certain of its officers in the United States District Court for the Central District of California (Norton v. Questcor Pharmaceuticals, et al.). The complaint purports to be brought on behalf of shareholders who purchased the Company’s securities between April 26, 2011 and September 21, 2012. The complaint generally asserts that the Company and certain of its officers allegedly violated the federal securities law in connection with the purported issuance of false and misleading information concerning Acthar. The complaint seeks damages in an unspecified amount against the Company. Two additional putative securities class actions were subsequently filed by purported shareholders in the United States District Court for the Central District of California, alleging substantially similar claims against the same set of defendants. Other, similar lawsuits may be filed against the Company. We anticipate all of these lawsuits to be consolidated pursuant to the Private Securities Litigation Reform Act of 1995.

On October 2, 2012, a shareholder derivative lawsuit was filed by purported shareholders on behalf of the Company against certain of its officers and directors in the Superior Court of the State of California, Orange County (do Valle v. Thompson, et al.). The complaint alleges breaches of fiduciary duties, abuse of control, mismanagement and waste of corporate assets arising from substantially similar allegations as those contained in the Norton case described above as well as allegations relating to sales of Company stock by the named officers and directors and purchases of Company stock by the Company. The complaint seeks an unspecified amount in damages. Two additional shareholder derivative lawsuits were subsequently filed by purported shareholders in the United States District Court for the Central District of California alleging substantially similar claims against the same set of defendants.

The Company believes that it has meritorious defenses to these claims and lawsuits. The Company believes that the probability of an unfavorable outcome or loss related to this litigation and an estimate of the amount or range of loss, if any, from an unfavorable outcome are not determinable at this time.

Responding to government investigations, defending any claims raised, and any resulting fines, restitution, damages and penalties, settlement payments or administrative actions, as well as any related actions brought by shareholders or other third parties, could have a material impact on our reputation, business and financial condition and divert the attention of our management from operating our business.

Quarterly Paid Prescriptions by Therapeutic Area

	Paid Prescriptions		Paid Prescriptions
	Multiple Sclerosis (MS)	Quarterly Year over Year Growth MS Paid Rx	Nephrotic Syndrome (NS)	Infantile Spasms (IS)	Rheumatology (1)
Q1-10	231	196%	11	89
Q2-10	304	145%	4	95
Q3-10	323	129%	8	92
Q4-10	354	66%	7	91
Q1-11	508	120%	18	89
Q2-11	751	147%	45	106
Q3-11	886	174%	60	112
Q4-11	945	167%	146	120
Q1-12	1,000	97%	238	112	1
Q2-12	1,110	48%	314	96	6
Q3-12(2)	1,284-1,294	45-46%	332-337	101-106	36-40

(1)	Rheumatology includes DM/PM, Rheumatoid Arthritis and Lupus; paid prescription data provided beginning in Q1-12.
(2)	Preliminary; subject to adjustment.

Monthly Paid Prescriptions by Therapeutic Area

	Paid Prescriptions
	Multiple Sclerosis (MS)	Nephrotic Syndrome (NS)	Infantile Spasms (IS)	Rheumatology (3)
Jan-10	67	6	26
Feb-10	72	4	30
Mar-10	92	1	33
Apr-10	107	0	34
May-10	90	2	28
Jun-10	107	2	33
Jul-10	101	3	27
Aug-10	119	2	31
Sep-10	103	3	34
Oct-10	107	0	23
Nov-10	119	4	25
Dec-10	128	3	43
Jan-11	114	4	31
Feb-11	157	6	28
Mar-11	237	8	30
Apr-11	245	9	34
May-11	239	15	32
Jun-11	267	21	40
Jul-11	241	12	31
Aug-11	303	19	37
Sep-11	342	29	44
Oct-11	297	39	33
Nov-11	326	46	56
Dec-11	322	61	31
Jan-12	338	72	48	0
Feb-12	316	73	39	1
Mar-12	346	93	25	0
Apr-12	339	94	31	0
May-12	366	103	32	3
Jun-12	405	117	33	3
Jul-12	376	108	39	4
Aug-12	508	119	37	16

Paid Prescriptions
	Multiple Sclerosis (MS)	Nephrotic Syndrome (NS)	Infantile Spasms (IS)	Rheumatology (3)
Sep-12(4)	400-410	105-110	25-30	16-20

(3)	Rheumatology includes DM/PM, Rheumatoid Arthritis and Lupus; paid prescription data provided beginning in January 2012.
(4)	Preliminary; subject to adjustment.

Quarterly Shipped Vials(5)

	Shipped Vials	Quarterly Year over Year Growth
Q1-10	1,446	1%
Q2-10	1,680	7%
Q3-10	1,890	40%
Q4-10	1,680	3%
Q1-11	2,010	39%
Q2-11	2,430	45%
Q3-11	2,910	54%
Q4-11	3,360	100%
Q1-12	4,111	105%
Q2-12	4,710	94%
Q3-12	5,590	92%

Monthly Shipped Vials(5)

	Shipped Vials	Shipped Vials per Day(6)
Jan-10	424	21.2
Feb-10	392	19.6
Mar-10	630	27.4
Apr-10	510	23.2
May-10	660	33.0
Jun-10	510	23.2
Jul-10	690	32.9
Aug-10	600	27.3
Sep-10	600	28.6
Oct-10	600	28.6
Nov-10	450	21.4
Dec-10	630	28.6
Jan-11	480	22.9
Feb-11	870	43.5
Mar-11	660	28.7
Apr-11	810	38.6
May-11	660	31.4
Jun-11	960	43.6
Jul-11	960	48.0
Aug-11	840	36.5
Sep-11	1,110	52.9
Oct-11	900	42.9
Nov-11	1,170	55.7
Dec-11	1,290	61.4
Jan-12	1,440	68.6
Feb-12	1,140	54.3
Mar-12	1,530	69.6
Apr-12	1,350	64.3
May-12	1,560	70.9
Jun-12	1,800	85.7
Jul-12	1,650	78.6
Aug-12	2,200	95.7

	Shipped Vials	Shipped Vials per Day(6)
Sep-12	1,740	91.6

(5)	The Company’s monthly and quarterly vial shipments are subject to significant variation due to the size and timing of individual orders received from Questcor’s distributor, as well as the number of business days. The timing of when these orders are received and filled can significantly affect net sales and net income in any particular quarter. The Company believes that investors should consider the Company’s results over several quarters when analyzing the Company’s performance.
(6)	Business days are defined as days in which CuraScript SD conducts business.

Item 7.01	Regulation FD Disclosure.

The information contained in item 2.02 of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2012	QUESTCOR PHARMACEUTICALS, INC.

	By:	/s/ Michael H. Mulroy
Michael H. Mulroy
Senior Vice President, Chief Financial Officer and General Counsel